Exhibit 10.30(a)

Reliant Pharmaceuticals, Inc. 110 Allen Road Liberty Corner, NJ 07938 908-580-1200 Fax: 908-542-9405

August 23, 2004

PRONOVA BIOCARE A.S.

Postboks 420, Vollsveien 6, NO-1327

Lysaker, Norway

Attn: Dr. Egil Bodd

Re:	License & Supply Agreement

Dear Dr. Bodd:

We refer to that certain License & Supply Agreement, dated as of August 9, 2004 (the “Agreement”), between Pronova Biocare a.s. (“Pronova”) and Reliant Pharmaceuticals, Inc. (“Reliant”).

In accordance with Sections 4.1 and 26.14 of the Agreement, Reliant hereby notifies Pronova that it has elected “Model 2” (as described in on Schedule 4.1 to the Agreement) for payments to be made to Pronova under Section 4.1 of the Agreement.

Notwithstanding the foregoing or any other provision in the Agreement to the contrary, Pronova and Reliant have agreed that Reliant shall have until 9:00 p.m., U.S. Eastern time on September 6, 2004 to change its payment election under Section 4.1 of the Agreement. Reliant confirms that, regardless of its final payment election, the initial up-front payment due under the Agreement shall be payable in accordance with the applicable provisions of Schedule 4.1 on or before September 8, 2004 (i.e., thirty (30) days after the signing of the Agreement).

Please confirm your receipt of this notice and agreement with the foregoing by signing a copy of this letter in the space provided below and returning a signed copy to Reliant.

Very truly yours,

RELIANT PHARMACEUTICALS, INC.

By:	/s/ Ernest Mario
Name: Ernest Mario
Title: Chairman and CEO

Acknowledged and Agreed:

PRONOVA BIOCARE A.S.

By:	/s/ Egil Bodd
Name: Dr. Egil Bodd
Title: CEO